EXHIBIT 10.2


        [10 February 1998
          or 05 May 1998]

TO:  ____________

                        PERFORMANCE STOCK

In order to provide incentive compensation specifically directed toward achievement of long term performance goals, you have been granted a conditional right to receive as many as ______ shares of Global Marine common stock. The company will issue and deliver to you none, some or all of these shares at the time of the first regular meeting of the company's board of directors in 2001, depending on the extent to which the performance objectives set forth in the attached terms and conditions have been achieved.

This grant amounts to an incremental opportunity to earn significant compensation, provided that we are able to achieve the ambitious targets established for cumulative EBITDA, 2000 EPS, and stock price. This incentive arrangement is designed so that the management team wins if the company's stockholders win.

The attachment contains the terms and conditions of your grant under this incentive arrangement. The conditions are based on the company's performance during the period 1998-2000, as measured against long term performance goals established by the Compensation Committee of the Board of Directors.

It is important to note that, in addition to the other conditions pertaining to your performance stock grant, the grant is contingent upon approval of the Global Marine 1998 Stock Option and Incentive Plan by the company's stockholders at the 1998 annual meeting. If the plan is not approved at the 1998 annual meeting, your grant will be void and without effect.

I look forward to working with you in an effective mutual effort to assure that the target goals are more than accomplished.




     [Signature]

Attachment




                                                       Form 1C(1)
                                                           (2-98)
                        GLOBAL MARINE INC.

                      TERMS AND CONDITIONS
                                OF
                     PERFORMANCE STOCK GRANT
                  (Performance Period 1998-2000)

     GLOBAL MARINE INC. (the "Company"), desiring to afford you a conditional right to receive shares of the Company's common stock, $.10 par value per share (the "Common Stock"), as added incentive to achieve the long-term objectives of the Company and its subsidiaries, has established the following terms and conditions under which it will issue and deliver shares of Common Stock to you under the Global Marine 1998 Stock Option and Incentive Plan (the "Plan").
       ___________________________________________________

          PLEASE NOTE THAT IN ADDITION TO THE OTHER
          CONDITIONS PERTAINING TO YOUR PERFORMANCE
          STOCK GRANT, THE GRANT IS CONTINGENT UPON
          APPROVAL OF THE GLOBAL MARINE 1998 STOCK
          OPTION AND INCENTIVE PLAN BY THE COMPANY'S
          STOCKHOLDERS AT THE COMPANY'S 1998 ANNUAL
          MEETING OF STOCKHOLDERS.  IF THE PLAN IS NOT
          APPROVED AT THE 1998 ANNUAL MEETING, THIS
          GRANT WILL BE VOID AND WITHOUT EFFECT.
       ___________________________________________________

1. CONDITIONAL RIGHT TO RECEIVE SHARES. At the time of the first regular meeting of the Company's board of directors held in 2001, the Company will issue and deliver shares of the Common Stock to you, up to the full number of shares stated in the first paragraph of the cover page of this memorandum (the "Shares"), subject to the terms and conditions outlined in this memorandum and the terms and conditions of the Plan as amended from time to time in accordance with its terms.

2. NUMBER OF SHARES TO BE ISSUED AND DELIVERED. The Company will issue and deliver to you none, some or all of the Shares. The exact number of Shares to be issued and delivered will depend on the performance of the Company and its subsidiaries during the period 1998-2000 as measured against the following long-term performance goals (the "Performance Goals") established by the Compensation Committee of the Company's board of directors (the "Compensation Committee"):

  Cumulative EBITDA:  Cumulative earnings of the
                      Company and its subsidiaries on
                      a consolidated basis before
                      interest, taxes, depreciation
                      and amortization for fiscal
                      years 1998, 1999 and 2000.
                      Threshold = $1.80 billion;
                      Target = $2.25 billion.

  2000 E.P.S.:        Earnings per share of the Company's Common
                      Stock for fiscal year 2000.
                      Threshold = $2.20/share; Target = $3.30/share.

  Stock Price:        Average of the daily closing prices for one
                      share of the Company's Common Stock during the fourth quarter of 2000 compared to the average of the daily closing prices for one share of the Company's Common Stock during the fourth quarter of 1997.
                      Threshold = +30%; Target = +50%.

  The total number of Shares stated in the first paragraph of the cover page of this memorandum has been allocated among the three Performance Goals as follows: 40% are Cumulative EBITDA Shares; 40% are 2000 E.P.S. Shares; and 20% are Stock Price Shares. A percentage of the Shares allocated to each Performance Goal will be issued and delivered to you, depending on actual performance as measured against that respective Performance Goal, as follows:

         PERFORMANCE:                  PERCENTAGE

         Below Threshold               0%

         At Threshold                  25%

         Between Threshold             A proportionate percentage between
          and Target                   25% and 100%, based on straight-line
                                       interpolation between the threshold
                                       and target objectives.

         At or Above Target            100%

3.  NON-TRANSFERABLE.  You may not transfer your right to receive
    Shares under this memorandum other than by will or by the laws of descent and distribution.

4. TERMINATION OF EMPLOYMENT. You will not be entitled to receive any of the Shares after termination of your employment with the Company and its subsidiaries unless such termination is by reason of early retirement not objected to by the Compensation Committee, normal retirement, disability or death, or unless your employment with the Company and its subsidiaries is terminated by the Company or any such subsidiary other than for cause (to mean acts of misconduct harmful to the Company, inadequate performance or incompetence). If your employment is terminated by reason of early retirement not objected to by the Compensation Committee, normal retirement or disability, or by the Company or any of its subsidiaries other than for cause, the number of Shares that the Company would otherwise issue and deliver to you at the time of the Company's first regular board meeting held in 2001 will be prorated based on your months of employment completed during the period 1998-2000 compared to 36 months, and the Company will issue and deliver to you or your legal representative or representatives, at the time of said board meeting, a reduced number of Shares based on such proration. If your employment is terminated by reason of your death, the total number of Shares stated in the first paragraph of the cover page of this memorandum will be multiplied by 50% and the resulting number will be prorated based on your months of employment completed during the period 1998-2000 compared to 36 months, and the Company will issue and deliver to the appropriate person or persons named under your last will and testament or determined under applicable intestate laws, as soon as practicable following your death, a reduced number of Shares based on such multiplication and proration. Termination of your "employment" with the Company and its subsidiaries will be deemed to occur at the close of business on the earliest of (i) the last day on which you are assigned to a position with the Company or any of its subsidiaries for the purpose of performing your occupation, in the case of termination by reason of your early or normal retirement, disability or death, (ii) the last day of the period during which you are entitled to receive salary continuation under any agreement, policy, plan or other arrangement with the Company or any of its affiliates, in the case of any termination entitling you to such salary continuation, (iii) the last day of an approved leave of absence if you do not resume the performance of your occupation for the Company or any of its subsidiaries on or before the next business day, and (iv) the last day on which you are assigned to a position with the Company or any of its subsidiaries for the purpose of performing your occupation in any other case. For purposes of this paragraph, the term "disability" shall mean any physical or mental condition which totally and permanently prevents you from engaging in any substantial gainful activity, as reasonably determined in good faith by the Compensation Committee.

5. ADJUSTMENTS. Except as provided in the following paragraph, if outstanding shares of the class then subject to the conditional right to receive Shares outlined herein are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then there will be substituted for each Share then subject to such right and for each share upon which any of the Performance Goals are then based the number and class of shares or securities into or for which each share of the class subject to such right shall be so changed or exchanged. Such adjustments will become effective on the effective date of any such transaction; except that in the event of a stock dividend or of a stock split effected by means of a stock dividend or distribution, such adjustments will become effective immediately after the record date therefor.

    Upon a dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving company, your right to acquire Shares and the obligations of the Company hereunder will terminate, unless provision is made in writing in connection with such transaction for the assumption of such obligations, or the substitution for such obligations of similar obligations involving the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the conditions thereof and the number and kind of Shares and prices, in which event your right to acquire Shares and the obligations of the Company hereunder will continue in the manner and under the terms so provided.

    Adjustments under this Section 5 will be made by the Compensation Committee, whose determination as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive. No fractional shares of stock will be issued pursuant to any right to receive of Shares hereunder or in connection with any adjustment contemplated herein.

6. LIMITATION. You will not be entitled to the privileges of stock ownership in respect of any of the Shares until they have been issued and delivered pursuant to the terms and conditions of this memorandum and the Plan.

7. REQUIREMENTS OF LAW AND STOCK EXCHANGES. Your right to acquire the Shares and the issuance and delivery of the Shares will be subject to compliance with all applicable requirements of law. In addition, the Company will not be required to issue or deliver any certificate or certificates for any of the Shares prior to the admission of such Shares to listing on notice of issuance on any stock exchange on which shares of the same class are then listed.

    By accepting receipt of any of the Shares as contemplated herein, you will be representing and agreeing for yourself and your transferees by will or by the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect as to the Shares received, any and all Shares so acquired will be acquired for investment and not for sale or distribution, and each such acquisition will be accompanied by a representation and warranty in writing, signed by the person entitled to make such acquisition, that the Shares are being so acquired in good faith for investment and not for sale or distribution. In the event the Company's legal counsel, at the Company's request, advises it that registration under the Securities Act of the acquired Shares is required prior to issuance thereof, the Company will not be required to issue or deliver the Shares unless and until such legal counsel advises it that such registration has been completed or is not required.

    By accepting receipt of any of the Shares, you also will be representing and agreeing for yourself and your transferees by will or the laws of descent and distribution that if you are an officer of the Company or any other person who might be deemed an "affiliate" of the Company under the Securities Act at the time any Shares that have been acquired are proposed to be sold, you or they will not sell such Shares (a) without giving thirty days advance notice in writing to the Company, and (b) until the Company has advised you or them that such sale may be made without registration under the Securities Act or, if such registration is required, that such registration has been effected.

8. RESTRICTIONS ON SHARE TRANSFER BY CERTAIN PERSONS. In the case of Cumulative EBITDA Shares and 2000 E.P.S. Shares, until six months have elapsed after the date of the Company's unconditional issuance of such Shares to you, or, in the case of Stock Price Shares, until six months have elapsed after the date the Compensation Committee approved the recommendation that you be granted a conditional right to receive such Shares, you may not transfer such Shares in a transaction that would constitute a "sale" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if you are at the time of the sale a person subject to the provisions of Section 16 of the Exchange Act.

9. WAGE WITHHOLDING AND EMPLOYMENT TAXES. Your acquisition of any of the Shares as outlined herein may result in ordinary income at the time of acquisition. Such ordinary income will be subject to both wage withholding and employment taxes, and the Company or your employer may be required to effect such withholding and/or deduct such taxes. Except as set forth below, you may make an irrevocable election to satisfy, in whole or in part, your obligation to reimburse the Company or your employer for such taxes (an "Election") by (i) making a cash payment to the Company, (ii) having the Company deduct the required amount from any cash compensation that the Company or any of its subsidiaries may owe you, (iii) surrendering your right to acquire either a specified number of the Shares or Shares having a specified value, in each case with a value not in excess of your related tax liability, (iv) tendering shares previously issued pursuant to the Plan or other shares of the Company's common stock owned by you, or
    (v) combining any or all of the foregoing in any fashion; provided, however, that, if you are at the time the withholding obligation arises a person subject to the provisions of Section 16 of the Exchange Act, you must satisfy such obligation by surrendering your right to acquire such number of Shares as will have a value sufficient to satisfy such obligation, but not in excess of such liability. The Compensation Committee may disapprove of any Election or suspend or terminate the right to make Elections at any time or from time to time. All withheld or surrendered Shares and other shares tendered in payment will be valued at their Fair Market Value on the date the withholding obligation arises. "Fair Market Value" with regard to stock of the Company on a particular date shall mean the average of the high and low quotations at which the stock is traded on that particular date as reported in the "NYSE-Composite Transactions" section of the Southwest Edition of THE WALL STREET JOURNAL for that date (corrected for obvious typographical errors), or, if no prices are quoted for that date, on the last preceding date for which such prices of shares of stock are so quoted. In the event "NYSE-Composite Transactions" cease to be reported as such, or in the event that the Company's stock is no longer quoted on the New York Stock Exchange, an appropriate substitute published stock quotation system will be selected by the Compensation Committee, consistent with appropriate regulatory provisions.

10. CONTINUED EMPLOYMENT AND FUTURE GRANTS. Neither the granting to you of a right to receive stock nor the other arrangements outlined herein give you the right to remain in the employ of the Company or any of its subsidiaries or to be selected to receive similar or identical grants in the future.

11. GLOBAL MARINE 1998 STOCK OPTION AND INCENTIVE PLAN, THE BOARD AND THE COMMITTEE. The conditional right to receive Shares outlined in this memorandum has been granted to you, and any issuance and delivery of Shares will be made, under and pursuant to the Plan as the same shall have been amended from time to time in accordance with its terms. The decision of the Company's board of directors or the Committee on any questions concerning the interpretation or administration of the Plan or any matters covered in this memorandum will be final and conclusive. No amendment to the Plan or decision of the board or the Committee will deprive you, without your consent, of any rights hereunder.

    A copy of the Plan in its present form is available at the Company's principal office for inspection during business hours by you or other persons who may be entitled to acquire any of the Shares as contemplated herein.

References in this Exhibit A to "this memorandum" (and indirect references such as "hereof," "hereunder" and "herein") refer to the attached cover page of this memorandum and this Exhibit A, each of which constitutes an integral part of this memorandum.